UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

July 5, 2006

TRUMP ENTERTAINMENT RESORTS, INC.

TRUMP ENTERTAINMENT RESORTS HOLDINGS, LP

TRUMP ENTERTAINMENT RESORTS FUNDING, INC.

(Exact Name of Registrants as Specified in Their Charters)

Delaware

Delaware

Delaware

(State or Other Jurisdiction of Incorporation)

1-13794	13-3818402
33-90786	13-3818407
33-90786-01	13-3818405
(Commission File Number)	(IRS Employer Identification No.)

1000 Boardwalk at Virginia Avenue
Atlantic City, New Jersey	08401
(Address of Principal Executive Offices)	(Zip Code)

609-449-6515

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

As a result of the inability of the New Jersey legislature to pass a budget, and in response to an order from the New Jersey Casino Control Commission, we have been forced to suspend gaming operations at our three Atlantic City casino hotels as of 8:00 a.m. Wednesday, July 5th. All other operating areas, including hotel, food and beverage and entertainment operations, will continue to operate under their normal schedule.

In response to the forced suspension of casino operations we have determined that all non union employees in the affected areas of operations will be given the option to 1; use accumulated vacation and paid time off, or 2; take time off without pay. Union employees will be treated in a manner consistent with their negotiated contracts but generally will be off without pay until gaming operations resume. We will monitor demand in the non casino areas of our operations during the closure and adjust operating hours and staffing levels accordingly.

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Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2006

TRUMP ENTERTAINMENT RESORTS, INC.

By:	/s/ Dale R. Black
Name:	Dale R. Black
Title:	Executive Vice President and Chief Financial Officer

TRUMP ENTERTAINMENT RESORTS HOLDINGS, L.P.

By:	/s/ Dale R. Black
Name:	Dale R. Black
Title:	Executive Vice President and Chief Financial Officer

TRUMP ENTERTAINMENT RESORTS FUNDING, INC.

By:	/s/ Dale R. Black
Name:	Dale R. Black
Title:	Executive Vice President and Chief Financial Officer

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